Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-248754 on Form S-3 of Talos Energy Inc. of our report dated April 28, 2020, relating to the financial statements of ILX Holdings II, LLC, appearing in the Current Report on Form 8-K of Talos Energy Inc. filed on September 11, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 14, 2021